Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Sable Offshore Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule-	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share	457(c)	1,919,900	$10.95(2)	$21,022,905	$0.00014760	$3,102.98

Fees Previously Paid	Other	Warrants to purchase Common Stock	Other	1,024,900	—	—	—	—(3)

Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share	457(g)	25,431,370	$11.50(4)	$292,460,755	$0.00014760	$43,167.21

Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share	457(c)	65,268,780	$10.88(5)	$710,124,327	$0.00014760	$104,814.35

Fees Previously Paid	Other	Warrants to purchase Common Stock	Other	11,056,370	—	—	—	—(3)

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$1,023,607,987		$151,084.54

	Total Fees Previously Paid							$151,084.54

	Total Fee Offsets							—

	Net Fee Due							—

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of Common Stock (as defined below) issuable upon stock splits, stock dividends or other distribution, recapitalization or similar events with respect to the shares of Common Stock being registered pursuant to this registration statement.

(2)

With respect to the secondary offering, the registration fee has been calculated in accordance with Rule 457(c) under the Securities Act, based on the average high and low prices reported for the registrant’s Common Stock on April 10, 2024.

(3)	In accordance with Rule 457(g), the entire registration fee for the Warrants is allocated to the shares of Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.
(4)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants ($11.50).
(5)

With respect to the secondary offering, the registration fee has been calculated in accordance with Rule 457(c) under the Securities Act, based on the average high and low prices reported for the registrant’s Common Stock on February 8, 2023.